Exhibit 4.2

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE, dated as of February 10, 2026 (this “Supplemental Indenture”), by and between Dynavax Technologies Corporation, a Delaware corporation, as issuer (the “Company”), and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), supplements the Indenture dated March 13, 2025 (as supplemented or otherwise modified prior to the date hereof, the “Indenture”), between the Company and the Trustee.

RECITALS OF THE COMPANY

WHEREAS, pursuant to the Indenture, the Company issued $225,000,000 aggregate principal amount of 2.00% Convertible Senior Notes due 2030 (the “Notes”);

WHEREAS, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 23, 2025, among Sanofi, a French société anonyme (“Sanofi”), Samba Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Sanofi (“Purchaser”), and the Company, Purchaser will merge with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Sanofi (the “Merger”);

WHEREAS, pursuant to the Merger Agreement, at the Effective Time (as defined in the Merger Agreement) (the “Effective Time”), each share of Company Common Stock (as defined in the Merger Agreement) (“Common Stock”) issued and outstanding immediately prior to the Effective Time (other than certain shares of Common Stock as set forth in the Merger Agreement) will be converted into the right to receive $15.50 in cash, without interest;

WHEREAS, the Merger shall be consummated on the date hereof in accordance with the Merger Agreement immediately following the execution and delivery of this Supplemental Indenture;

WHEREAS, pursuant to Section 14.07(a) of the Indenture, the Merger constitutes a Share Exchange Event, and the Company and the Trustee are required to enter into a supplemental indenture providing that from and after the Effective Time the right to convert each $1,000 principal amount of Notes shall be changed into a right to convert such principal amount of Notes into units of Reference Property;

WHEREAS, pursuant to the terms of the Merger Agreement and Section 14.07(a) of the Indenture, each unit of Reference Property consists of $15.50 in cash;

WHEREAS, Section 10.01(g) of the Indenture provides that the Company and the Trustee may enter into a supplemental indenture, without the consent of the Holders of any of the Notes at the time outstanding, in connection with any Share Exchange Event to provide that the Notes are convertible into Reference Property, subject to the provisions of Section 14.02 of the Indenture, and to make related changes to the terms of the Notes to the extent expressly required by Section 14.07 of the Indenture;

WHEREAS, in connection with the execution and delivery of this Supplemental Indenture, the Trustee has received an Officer’s Certificate and an Opinion of Counsel as contemplated by Sections 10.05, 14.07(b) and 17.05 of the Indenture;

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture; and

WHEREAS, all conditions precedent provided for in the Indenture relating to the execution of this Supplemental Indenture have been complied with.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH, for and in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and proportionate benefit of the Holders as follows:

ARTICLE I

TERMS

Section 1.01 Definitions in the Supplemental Indenture. Unless otherwise specified herein or the context otherwise requires:

(a) a term defined in the Indenture has the same meaning when used in this Supplemental Indenture unless the definition of such term is amended or supplemented pursuant to this Supplemental Indenture;

(b) the terms defined in this Article and in this Supplemental Indenture include the plural as well as the singular; and

(c) unless otherwise stated, a reference to a Section or Article is to a Section or Article of this Supplemental Indenture.

ARTICLE II

EFFECT OF MERGER

Section 2.01 Conversion Right. Pursuant to Section 14.07(a) of the Indenture, from and after the Effective Time, (a) the right to convert each $1,000 principal amount of Notes shall be changed into a right to convert such principal amount of Notes into the Reference Property, which Reference Property shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by Additional Shares pursuant to Section 14.03 of the Indenture), multiplied by $15.50; and a unit of Reference Property under the Indenture will be comprised of an amount in cash equal to $15.50, (b) the Company shall satisfy its Conversion Obligation by paying cash to converting Holders on the second Business Day immediately following the relevant Conversion Date, (c) the Conversion Rate will be adjusted in the same manner as, and at the same time and for the same events for which, the Conversion Rate is adjusted pursuant to Section 14.04 of the Indenture in a manner consistent with Section 14.07 of the Indenture, and (d) the Daily VWAP of a unit of Reference Property shall be $15.50.

ARTICLE III

ACCEPTANCE OF SUPPLEMENTAL INDENTURE

Section 3.01 Trustee’s Acceptance. The Trustee hereby accepts this Supplemental Indenture and agrees to perform the same under the terms and conditions set forth in the Indenture.

ARTICLE IV

MISCELLANEOUS PROVISIONS

Section 4.01 Governing Law; Waiver of Trial by Jury. THIS SUPPLEMENTAL INDENTURE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 4.02 Benefits of Supplemental Indenture. Nothing in this Supplemental Indenture, expressed or implied, shall give to any Person, other than the Holders, the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Note Registrar and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

Section 4.03 Execution in Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 4.04 Severability. In the event any provision of this Supplemental Indenture shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 4.05 Ratification of Indenture. The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein provided.

Section 4.06 Effect on Successors and Assigns. Notwithstanding Section 17.08 of the Indenture, all agreements of the Company, the Trustee, the Note Registrar, the Paying Agent and the Conversion Agent in this Supplemental Indenture will bind their respective successors.

Section 4.07 Headings, Etc. The titles and headings of the articles and sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 4.08 Trustee Makes No Representation. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture. The recitals and statements contained in this Supplemental Indenture shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee is not charged with any knowledge of the Merger Agreement or any of the terms thereof

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first written above.

DYNAVAX TECHNOLOGIES CORPORATION

By:
Name:
Title:

[Signature Page to the Supplemental Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

[Signature Page to the Supplemental Indenture]